EXHIBIT 99.1

CEO AND CFO CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Wilshire Financial Services Group Inc. (the “Company”) that, to the best of his knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for the periods presented.

WILSHIRE FINANCIAL SERVICES GROUP INC.

Date: August 14, 2002

/s/ STEPHEN P. GLENNON
Stephen P. Glennon
Chief Executive Officer

/s/ BRUCE A. WEINSTEIN
Bruce A. Weinstein
Executive Vice President and
Chief Financial Officer